EXHIBIT 99.1

Orion HealthCorp Inc. Announces Change of Name from 'SurgiCare Inc.'/
       Reverse Stock Split/Enhanced Terms for Equity Financing/
         Completion of Three Acquisitions/New Credit Facility

    ATLANTA & HOUSTON--(BUSINESS WIRE)--Dec. 15, 2004--Orion HealthCorp Inc. (AMEX:ONH) ("Orion" or the "Company"), formerly named "SurgiCare Inc.", announced today that it had completed its previously-announced restructuring transactions, which included issuances of new equity securities for cash and contribution of outstanding debt, the acquisition of three new businesses and the restructuring of its debt facilities. The Company announced that it had also completed a one-for-ten reverse stock split, created three new classes of common stock and changed its name. Effective Dec. 15, 2004, Orion will begin trading on the American Stock Exchange under the symbol "ONH." Trading in ONH stock was halted on the Exchange during the day on Dec. 15, 2004, pending receipt of final notification that completed opinions of counsel had been received.
    SurgiCare common stock has been converted to Orion Class A common stock. The Company also created Class B and Class C common stock, which was issued in connection with the equity investments and acquisitions. SurgiCare shareholders of record will be notified regarding exchanging their SurgiCare stock certificates for those of Orion.
    These transactions, as well as other related matters, were previously described in SurgiCare's proxy statement dated Sept. 10, 2004 (the "Proxy Statement").

    Highlights of the transactions include:

    Enhanced Terms for Equity Financing

    Orion issued approximately 11.5 million shares of its Class B common stock to various investors. These investors purchased the shares of Class B common stock for cash equal to approximately $13.3 million. The $13.3 million of cash proceeds represents an increase of approximately $3.2 million over the aggregate sale price previously announced in the Proxy Statement for the same number of shares of Class B common stock, and therefore represents additional cash proceeds to the Company.

    Acquisition of Integrated Physician Solutions Inc.

    In connection with the acquisition by Orion of Integrated Physician Solutions Inc. ("IPS"), IPS equityholders and certain IPS debtholders received an aggregate of approximately 4.5 million shares of Orion Class A common stock. This number approximately equals the total number of shares of Orion Class A common stock outstanding on a fully-diluted basis prior to closing the IPS acquisition and the other transactions closed today. This acquisition was consummated on substantially the terms described in the Proxy Statement.

    Acquisition of Dennis Cain Physician Solutions Inc., and Medical Billing Services Inc.

    Orion acquired Dennis Cain Physician Solutions Inc. ("DCPS"), and Medical Billing Services Inc. ("MBS"). These acquisitions occurred on substantially the terms described in the Proxy Statement, except that some of the sellers took promissory notes in lieu of some cash which was otherwise payable at the closing. Equityholders of DCPS and MBS received an aggregate of $3 million in cash, $1 million principal amount of Orion promissory notes and approximately 1.6 million shares of Orion Class C common stock. The various components of the purchase price are subject to retroactive adjustment based on the financial results of Orion's new subsidiary, which combines the operations of MBS and DCPS.

    New Line of Credit

    Orion entered into a new secured two-year revolving credit facility, pursuant to which up to $4 million of loans may be made available to Orion, subject to a borrowing base. Orion borrowed $1.6 million under this facility concurrently with the closing of the various transactions. In connection with entering into this new facility, Orion also restructured its previously-existing debt facilities.

    Information About Forward-Looking Statements

    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results. Orion undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

    CONTACT: Orion HealthCorp Inc.
             Terry Bauer, 678-832-1800
             or
             Keith LeBlanc, 713-973-6675
             www.orionhealthcorp.com